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                                                                   EXHIBIT 10.13

                               SERVICES AGREEMENT
                               ------------------

     THIS SERVICES AGREEMENT is made and entered effective as of the 1st day of January, 1995, by and between Jones Earth Segment, Inc. ("Earth Segment"), Jones Infomercial Networks, Inc. ("JIN") Jones Computer Network, Ltd. ("JCN") and Mind Extension University, Inc. ("ME/U").

                                    RECITALS
                                    --------

     A.  Earth Segment provides a variety of services to media companies.

     B. JIN, JCN and ME/U require use of certain services of Earth Segment and Earth Segment desires to provide such services, all according to the terms and conditions of this Agreement.

     C. JIN, JCN and ME/U are media networks. Other such networks may become parties to this Agreement from time-to-time. JIN, JCN and ME/U and such other networks are hereafter referred to as the "Networks".

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

     1.  Services.  Earth Segment hereby agrees to provide playback, production,
         --------
post-production, editing and miscellaneous related services to the Networks.

     2.  Term.  This Agreement shall commence on the effective date hereof and
         ----
shall continue, unless otherwise terminated by Earth Segment, through December 31, 2004. Thereafter, this agreement shall be renewable from year to year unless terminated by either party upon 90 days notice given in any such year.

     3.  Payments.  For the period ending May 31, 1995, Earth Segment shall be
         --------
paid by each Network according to the following rate schedule: production, post-production and editing services at $225 per hour, playback and traffic services at $24 per hour and tape duplication at $4 per tape. Thereafter, and for each year during the remaining term of this Agreement, Earth Segment shall prepare and submit to the Networks a plan (the "Annual Plan") for that fiscal year which shall provide for the services to be provided to the Networks, the rates to be paid for the services and a financial budget. The Annual Plan will be presented to the Networks at least 90 days prior to the start of the fiscal year and the Networks will respond to Earth Segment with additions or changes at least 60 days prior to the start of the new year. The Annual Plan will also provide a forecasted general plan for the next thirty-six (36) months, including a forecast of the gross amount of capital expenditures. Any differences existing between Networks and Earth Segment 60 days prior to the start of the fiscal year will be resolved by mutual negotiations.

     The rates charged the Networks for the various services will be based on the fiscal financial budget and must be sufficient to provide the production, traffic and playback services department of Earth Segment with pretax net income at 15% of revenues. The rates determined from the Annual Plan will be the rates charged to the Networks for that fiscal year.

     Any services requested by the Networks, which were not contemplated in the Annual Plan, will be addressed by mutual negotiation and may require an adjustment to the rates in effect for that fiscal year.

     4.  Termination.  This Agreement may be terminated as to a Network at any
         -----------
time by Earth Segment by giving such Network at least thirty (30) days prior written notice of its desire to terminate this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                         JONES EARTH SEGMENT, INC.,
                         a Colorado corporation

                         By:  /s/ Glenn R. Jones
                              ------------------



                         JONES INFOMERCIAL NETWORKS, INC.,
                         a Colorado corporation

                         By:  /s/ Gregory J. Liptak
                              ---------------------



                         JONES COMPUTER NETWORK, LTD.,
                         a Colorado corporation

                         By:  /s/ Elizabeth M. Steele
                              -----------------------



                         MIND EXTENSION UNIVERSITY, INC.,
                         a Colorado corporation

                         By:  /s/ Gregory J. Liptak
                              ---------------------



14469

                           Jones Earth Segment, Inc.
                            9697 E. Mineral Avenue
                             Englewood, CO  80112


                                 June 10, 1998


Knowledge TV, Inc.
9697 E. Mineral Avenue
Englewood, CO  80112

     Re:  Services Agreement

Gentlemen,

     1. This will constitute the agreement, effective July 1, 1998, pursuant to which Knowledge TV, Inc. ("KTV") will be treated as a party (and as one of the "Networks") to that Services Agreement dated as of the first day of January, 1995 (the "SA"). A copy of the SA is attached hereto as Exhibit A.

     2. All of the terms of the SA shall be applicable to this Agreement. It is also understood that KTV will license one compressed digital channel on the GE American C-3 Satellite Transponder No. 20.

     3. KTV agrees to be bound by the SA and to make payments of the various amounts applicable to it, as set forth in Section 3 of the SA.

     4. Notwithstanding any other provision of this Agreement, KTV can terminate this Agreement on the third anniversary thereof by giving notice at least six (6) months prior to such third anniversary.

                              Very truly yours,

                              JONES EARTH SEGMENT, INC.


                              By /s/ Elizabeth M. Steele
                                ------------------------
                                 Vice President
Accepted and Agreed to:
Knowledge TV, Inc.

By /s/ Glenn R. Jones
  -------------------
  President